Exhibit 99.1

Willdan Group Reports First Quarter 2017 Financial Results

Investment Community Conference Call Today at 5:30 p.m. Eastern Time

ANAHEIM, Calif. – May 4, 2017 – Willdan Group, Inc. (“Willdan”) (NASDAQ: WLDN), a provider of professional technical and consulting services, today reported financial results for its first quarter ended March 31, 2017, and increased guidance for fiscal year 2017.

First Quarter 2017 Highlights

•	Total contract revenue of $68.4 million, an increase of 102% over prior year
•	Net income of $2.6 million, an increase of 145% over prior year
•	Diluted earnings per share of $0.30, an increase of 131% over prior year

For the first quarter of 2017, Willdan reported total contract revenue of $68.4 million and net income of $2.6 million, or $0.30 per diluted share.  This compares with total contract revenue of $33.9 million and net income of $1.1 million, or $0.13 per diluted share, for the first quarter of 2016.  The increase in earnings per share in the first quarter of 2017 was primarily driven by higher total contract revenue, resulting from both organic growth and incremental revenue contributed by substantially all of the assets of Genesys Engineering P.C. (“Genesys”) acquired in March 2016, as well as the recognition of a tax benefit.

“This is a good start to 2017,” said Tom Brisbin, Willdan’s Chairman and Chief Executive Officer.  “Distributed energy resources, which include energy efficiency, renewables, storage, and distributed generation, are disruptive to traditional energy generation, transmission and distribution.  This change is creating the market opportunity that drove our 60% organic revenue growth in the first quarter.  Willdan is well positioned to enhance its financial performance this year,  while also investing for this rapidly evolving market.  We are diligently pursuing new opportunities that we believe will position us for continued profitable growth.”

First Quarter 2017 Financial Highlights

Total contract revenue for the first quarter of 2017 was $68.4 million, an increase of 101.5% from $33.9 million for the first quarter of 2016.  The increase was primarily due to higher contract revenue from the Energy Efficiency Services segment, which increased $31.1 million, or 164.0%, from the first quarter of 2016.  Total contract revenue for the first quarter of 2017 included $22.0 million of revenue generated by substantially all of the assets of Genesys, which were acquired in March 2016.  Contract revenue for the Energy Efficiency Services, Engineering Services, Public Finance Services, and Homeland Security Services segments was $50.1 million, $14.4 million, $3.2 million and $0.6 million, respectively, in the first quarter of 2017.

Direct costs of contract revenue were $50.7 million for the first quarter of 2017, an increase of $30.4 million, or 150.1%, from $20.3 million for the first quarter of 2016.  Included in the increase of direct costs of contract revenue was incremental direct costs of contract revenue of $16.1 million attributable to substantially all of the assets of Genesys.  Excluding the increase of direct costs of contract revenue attributable to substantially all of the assets of Genesys, direct costs of contract revenue increased by $14.3 million, primarily due to higher use of subcontractor services and increases in salaries and wages in the Energy Efficiency Services segment.

Revenue, net of subcontractor services and other direct costs (see “Use of Non-GAAP Financial Measures” below), for the first quarter of 2017 was $28.5 million, an increase of 28.3% from $22.2 million for the first quarter of 2016.

Willdan Group

Total general and administrative expenses for the first quarter of 2017 were $15.7 million, an increase of 32.9% from $11.8 million for the prior year period, due primarily to an increase in general and administrative expenses to support the growth of the Energy Efficiency Services and Engineering Services segments.

The Company recorded an income tax benefit of $0.7 million for the first quarter of 2017, as compared to income tax expense of $0.7 million for the first quarter of 2016.  The income tax benefit recorded in the first quarter of 2017 was primarily due to tax deductions related to stock option exercises, pursuant to the adoption of ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Accounting, which Willdan elected to early adopt on a prospective basis in 2016.

Net income for the first quarter of 2017 was $2.6 million, or $0.30 per diluted share, as compared to net income of $1.1 million, or $0.13 per diluted share, for the first quarter of 2016.

EBITDA (see “Use of Non-GAAP Financial Measures” below) was $3.1 million for the first quarter of 2017, as compared to $2.4 million for the first quarter of 2016.

Liquidity and Capital Resources

Willdan reported $19.4 million in cash and cash equivalents at March 31, 2017, as compared to $22.7 million at December 30, 2016.  The decline in cash and cash equivalents was primarily due to cash used in operations of $1.4 million and payments of $2.8 million for contingent consideration and on notes payable related to our acquisitions, offset by $1.3 million proceeds from stock option exercises.

Outlook

Willdan provided the following updated financial targets for fiscal year 2017:

•	Total contract revenue of $240 - $250 million
•	Diluted earnings per share of $1.08 - $1.21
•	Effective tax rate of approximately 42% for the remaining three quarters
•	Diluted share count of 9.0 million shares
•	Depreciation of $1.6 million
•	Amortization of $2.1 million

Over the long-term, Willdan continues to target both organic and acquisitive revenue growth of greater than 10%, resulting in total revenue growth of greater than 20% per year.

Conference Call Details

Chief Executive Officer Thomas Brisbin and Chief Financial Officer Stacy McLaughlin will host a conference call today, May 4, 2017, at 5:30 p.m. Eastern/2:30 p.m. Pacific to discuss Willdan’s financial results and provide a business update.

Interested parties may participate in the conference call by dialing 800-344-6698 (785-830-7979 for international callers) and providing conference ID 6166602.  The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under and the replay will be archived for at least 12 months.

The telephonic replay of the conference call may be accessed following the call by dialing 888-203-1112 and entering the passcode 6166602.  The replay will be available through May 18, 2017.

Willdan Group

About Willdan Group, Inc.

Willdan provides professional technical and consulting services to utilities, public agencies and private industry throughout the United States. Willdan’s service offerings span a broad set of complementary disciplines that include energy efficiency and sustainability, engineering and planning, financial and economic consulting, and national preparedness. Willdan provides integrated technical solutions to extend the reach and resources of its clients, and provides all services through its subsidiaries specialized in each segment. For additional information, visit Willdan's website at www.willdan.com.

Use of Non-GAAP Financial Measures

“Revenue, net of subcontractor services and other direct costs,” a non-GAAP financial measure, is a supplemental measure that Willdan believes enhances investors' ability to analyze our business trend and performance because it substantially measures the work performed by our employees. In the course of providing services, Willdan routinely subcontracts various services. Generally, these subcontractor services and other direct costs are passed through to our clients and, in accordance with Generally Accepted Accounting Principles (“GAAP”) and industry practice, are included in our revenue when it is our contractual responsibility to procure or manage these activities. Because subcontractor services and other direct costs can vary significantly from project to project and period to period, changes in revenue may not necessarily be indicative of our business trends. Accordingly, Willdan segregates costs from revenue to promote a better understanding of our business by evaluating revenue exclusive of costs associated with external service providers. A reconciliation of contract revenue as reported in accordance with GAAP to revenue, net of subcontractor services and other direct costs is provided at the end of this news release.

EBITDA is a supplemental measure used by Willdan’s management to measure its operating performance. Willdan defines EBITDA as net income (loss) plus interest expense (income), income tax expense (benefit), interest accretion and depreciation and amortization. EBITDA is not a measure of net income (loss) determined in accordance with U.S. generally accepted accounting principles, or GAAP. Willdan believes EBITDA is useful because it allows Willdan’s management to evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to its financing methods, capital structure and non-operating expenses. Willdan uses EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes.

EBITDA has limitations as an analytical tool and should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP. Certain items excluded from EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s costs of capital, as well as the historical costs of depreciable assets. Willdan’s definition of EBITDA may also differ from those of many companies reporting similarly named measures. Willdan believes EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes the impact of certain non-operational items from its operational results, which may facilitate comparison of its results from period to period.  A reconciliation of net income as reported in accordance with GAAP to EBITDA is provided at the end of this news release.

Willdan's definition of Revenue, net of subcontractor services and other direct costs, and EBITDA may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenue and net income.

Willdan Group

Forward Looking Statements

Statements in this press release that are not purely historical, including statements regarding Willdan's intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that Willdan will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that Willdan's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, Willdan’s failure to execute on existing projects, inability to integrate recent acquisitions, including its acquisition of substantially all of the assets of Genesys, a slowdown in the local and regional economies of the states where Willdan conducts business, Willdan’s inability to successfully implement its tax strategy and the loss of or inability to hire additional qualified professionals. Willdan's business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan's SEC reports including, but not limited to, the Annual Report on Form 10-K filed for the year ended December 30, 2016. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

Willdan Group

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 30,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$19,440,000	$22,668,000
Accounts receivable, net of allowance for doubtful accounts of $793,000 and $785,000 at March 31, 2017 and December 30, 2016, respectively	31,240,000	30,285,000
Costs and estimated earnings in excess of billings on uncompleted contracts	29,179,000	18,988,000
Other receivables	228,000	699,000
Prepaid expenses and other current assets	3,160,000	2,601,000
Total current assets	83,247,000	75,241,000
Equipment and leasehold improvements, net	4,755,000	4,511,000
Goodwill	21,947,000	21,947,000
Other intangible assets, net	5,393,000	5,941,000
Other assets	682,000	707,000
Total assets	$116,024,000	$108,347,000
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,870,000	$17,395,000
Accrued liabilities	22,426,000	19,049,000
Contingent consideration payable	1,375,000	1,925,000
Billings in excess of costs and estimated earnings on uncompleted contracts	8,121,000	8,377,000
Notes payable	3,275,000	3,972,000
Capital lease obligations	293,000	334,000
Total current liabilities	55,360,000	51,052,000
Contingent consideration payable	1,745,000	2,537,000
Notes payable	1,500,000	2,074,000
Capital lease obligations, less current portion	162,000	210,000
Deferred lease obligations	708,000	714,000
Deferred income taxes, net	1,870,000	1,842,000
Total liabilities	61,345,000	58,429,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized; 8,559,000 and 8,348,000 shares issued and outstanding at March 31, 2017 and December 30, 2016, respectively	86,000	83,000
Additional paid-in capital	44,493,000	42,376,000
Retained earnings	10,100,000	7,459,000
Total stockholders’ equity	54,679,000	49,918,000
Total liabilities and stockholders’ equity	$116,024,000	$108,347,000

Willdan Group

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,	April 1,
	2017	2016

Contract revenue	$68,351,000	$33,915,000

Direct costs of contract revenue (exclusive of depreciation and amortization shown separately below):
Salaries and wages	10,801,000	8,534,000
Subcontractor services and other direct costs	39,895,000	11,733,000
Total direct costs of contract revenue	50,696,000	20,267,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	9,315,000	6,761,000
Facilities and facility related	1,124,000	1,110,000
Stock-based compensation	476,000	207,000
Depreciation and amortization	909,000	610,000
Other	3,867,000	3,122,000
Total general and administrative expenses	15,691,000	11,810,000
Income from operations	1,964,000	1,838,000

Other income (expense):
Interest expense	(33,000)	(50,000)
Other, net	37,000	1,000
Total other income (expense), net	4,000	(49,000)
Income before income taxes	1,968,000	1,789,000

Income tax (benefit) expense	(673,000)	711,000
Net income	$2,641,000	$1,078,000

Earnings per share:
Basic	$0.32	$0.13
Diluted	$0.30	$0.13

Weighted-average shares outstanding:
Basic	8,281,000	7,996,000
Diluted	8,854,000	8,244,000

Willdan Group

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 31,	April 1,
	2017	2016

Cash flows from operating activities:
Net income	$2,641,000	$1,078,000
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	919,000	610,000
Deferred income taxes, net	28,000	269,000
Provision for doubtful accounts	8,000	31,000
Stock-based compensation	476,000	207,000
Accretion and fair value adjustments of contingent consideration	167,000	(28,000)
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	(963,000)	(2,259,000)
Costs and estimated earnings in excess of billings on uncompleted contracts	(10,191,000)	(2,231,000)
Other receivables	471,000	(20,000)
Prepaid expenses and other current assets	(559,000)	(236,000)
Other assets	25,000	10,000
Accounts payable	2,475,000	(636,000)
Accrued liabilities	3,377,000	(864,000)
Billings in excess of costs and estimated earnings on uncompleted contracts	(256,000)	2,410,000
Deferred lease obligations	(6,000)	32,000
Net cash used in operating activities	(1,388,000)	(1,627,000)
Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(583,000)	(257,000)
Cash paid for acquisitions, net of cash acquired	—	(8,857,000)
Net cash used in investing activities	(583,000)	(9,114,000)
Cash flows from financing activities:
Payments on contingent consideration	(1,508,000)	—
Payments on notes payable	(1,272,000)	(939,000)
Principal payments on capital lease obligations	(121,000)	(128,000)
Proceeds from stock option exercise	1,300,000	47,000
Proceeds from sales of common stock under employee stock purchase plan	344,000	113,000
Net cash used in financing activities	(1,257,000)	(907,000)
Net decrease in cash and cash equivalents	(3,228,000)	(11,648,000)
Cash and cash equivalents at beginning of period	22,668,000	16,487,000
Cash and cash equivalents at end of period	$19,440,000	$4,839,000
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$33,000	$49,000
Income taxes	249,000	686,000
Supplemental disclosures of noncash investing and financing activities:
Issuance of notes payable related to business acquisitions	$—	4,569,000
Issuance of common stock related to business acquisitions	—	2,230,000
Equipment acquired under capital leases	32,000	884,000

Willdan Group

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Revenue and “Revenue, Net of Subcontractor Services and Other Direct Costs”

(Non-GAAP Measure)

	Three Months Ended
	March 31,	April 1,
	2017	2016
Contract revenue	$68,351,000	$33,915,000
Subcontractor services and other direct costs	39,895,000	11,733,000
Revenue, net of subcontractor services and other direct costs	$28,456,000	$22,182,000

Willdan Group

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to EBITDA

(Non-GAAP Measure)

	Three Months Ended
	March 31,	April 1,
	2017	2016
Net income	$2,641,000	$1,078,000
Interest expense	33,000	50,000
Income tax (benefit) expense	(673,000)	711,000
Interest accretion(1)	167,000	(28,000)
Depreciation and amortization	909,000	610,000
EBITDA	$3,077,000	$2,421,000

(1)

Interest accretion represents the imputed interest on the earn-out payments to be paid by us in connection with our acquisition of Abacus and the acquisition of substantially all of the assets of 360 Energy in January 2015.

Willdan Group

Contact:

Willdan Group, Inc.

Stacy McLaughlin

Chief Financial Officer

Tel: 714-940-6300

smclaughlin@willdan.com

Or

Investor/Media Contact

Financial Profiles, Inc.

Tony Rossi

Tel: 310-622-8221

trossi@finprofiles.com